Securities Exchange Act of 1934 -- Form 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report:
                                  June 26, 2003
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                        CBL & ASSOCIATES PROPERTIES, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                            1-12494                    62-1545718
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(State or other                   (Commission                 (IRS Employer
jurisdiction of                    File Number)           Identification Number)
incorporation)

              2030 Hamilton Place Boulevard, Chattanooga, TN 37421
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                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
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                                 (423) 855-0001




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ITEM 5. Other Events

     On July 25, 2003, CBL & Associates Properties, Inc. (the "Company") announced that on June 26, 2003, the Company had entered into purchase agreements to acquire 100% of four regional shopping malls owned by affiliates of Faison Enterprises: Cross Creek Mall in Fayetteville, North Carolina, River Ridge Mall in Lynchburg, Virginia, Southpark Mall in Colonial Heights, Virginia and Valley View Mall in Roanoke, Virginia. The total purchase price for the four malls is $340,000,000 which includes the Company's assumption of approximately $170,000,000 of nonrecourse debt with an average annual fixed rate of interest of 7.71%. The four malls comprise an aggregate of 3.25 million square feet and as of April 1, 2003, had a weighted average occupancy rate of 90.3%. We expect to close the acquisitions of the four malls in the third and fourth quarters of 2003. The press release announcing these agreements is attached as exhibit 99.1.



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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     CBL & ASSOCIATES PROPERTIES, INC.

                                             /s/ John N. Foy
                               ----------------------------------------------
                                                John N. Foy
                                              Vice Chairman,
                                Chief Financial Officer and Treasurer
                               (Authorized Officer of the Registrant,
                                Principal Financial Officer and
                                  Principal Accounting Officer)








                               Date: August 15, 2003



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                                  EXHIBIT INDEX

Exhibit
Number            Description
99.1     Press Release - Dated July 25, 2003